                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        XM SATELLITE RADIO HOLDINGS INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3)Filing Party:

  4) Date Filed:

                       XM SATELLITE RADIO HOLDINGS INC.
                          1500 Eckington Place, N.E.
                             Washington, DC 20002

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 24, 2001

                               ----------------

To our stockholders:

  On behalf of the Board of Directors of XM Satellite Radio Holdings Inc., it is my pleasure to invite you to the Company's 2001 annual meeting of stockholders. The annual meeting will be held on May 24, 2001, at 9:00 a.m., local time, at the Latham Hotel Georgetown, 3000 M Street, NW, Washington, DC 20007. The annual meeting has been called for the following purposes:

  1. to consider and vote upon a proposal to elect ten directors of XM Satellite Radio Holdings Inc.;

  2. to consider and vote upon an amendment to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan to increase the number of shares of Class A common stock that may be issued under the plan;

  3. to consider and vote upon an amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan to increase the number of shares of Class A common stock that may be issued under the plan;

  4. to ratify the Board of Directors' appointment of KPMG LLP as the independent public accountants of XM Satellite Radio Holdings Inc. for the 2001 fiscal year; and

  5. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on March 30, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Gary M. Parsons

                                          Gary M. Parsons
                                          Chairman of the Board of Directors

Dated: April 19, 2001


 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                       XM SATELLITE RADIO HOLDINGS INC.
                          1500 Eckington Place, N.E.
                             Washington, DC 20002

                        Annual Meeting of Stockholders

                                 May 24, 2001

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

Proxy Solicitation

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of XM Satellite Radio Holdings Inc. for use at the Company's 2001 annual meeting of stockholders to be held on May 24, 2001, at 9:00 a.m., local time, at the Latham Hotel Georgetown, 3000 M Street, NW, Washington, DC 20007. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

  XM Satellite Radio Holdings Inc. will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

  This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 19, 2001.

Voting and Revocability of Proxies

  A proxy for use at the annual meeting and a return envelope are enclosed. Shares of XM Satellite Radio Holdings Inc.'s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters which are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

  A stockholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E., Washington, DC 20002,
Attention: Secretary.

Voting Procedure

  All holders of record of the Company's common stock at the close of business on March 30, 2001 will be eligible to vote at the annual meeting. Each holder of the Company's Class A common stock is entitled to one vote at the annual meeting for each share held by such stockholder, each holder of the Company's Class B common stock is entitled to three votes at the annual meeting for each share held by such stockholder, and each holder of the Company's Series C preferred stock is entitled to 46.24 votes at the annual meeting for each share held by such stockholder. As of March 30, 2001, there were 44,339,664 shares of Class A common stock, 13,905,019 shares of Class B common stock outstanding and 235,000 shares of Series C preferred stock outstanding.

  The holders of a majority of the voting rights of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. A quorum must exist for the Company's stockholders to vote on the proposals set forth in this proxy statement. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

  The affirmative vote of a plurality of the voting rights of the shares of common stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors. The affirmative vote of a majority of the voting rights of the shares of common stock present or represented by proxy at the Annual Meeting, voting together as a single class, is required to approve the 1998 Shares Award Plan, as amended, to approve the Employee Stock Purchase Plan, as amended, and to ratify the appointment of the Company's independent public accountants for fiscal year 2001.

  Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve an amendment to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, the proposal to approve an amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan and the proposal to ratify the Board of Directors' appointment of KPMG LLP as the Company's independent public accountants for the 2001 fiscal year, but will not affect the proposal for election of directors.

  Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers that have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters and, assuming the presence of a quorum, will not affect any of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
                 PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  The Company's Board of Directors recommends the election as directors of the ten nominees listed below. The ten nominees, if elected, will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees is an incumbent director.

  It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named below unless a contrary direction is indicated. If at the time of the 2001 Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

  The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company currently held by the director.

 Name                                 Age Position
 ----                                 --- --------
 Gary M. Parsons.....................  50 Chairman of the Board of Directors
 Hugh Panero.........................  45 President, Chief Executive Officer
                                          and Member, Board of Directors
 Nathaniel A. Davis(1)...............  47 Member, Board of Directors
 Thomas J. Donohue(2)................  62 Member, Board of Directors
 Randall T. Mays(2)..................  35 Member, Board of Directors
 Pierce J. Roberts, Jr.(1)...........  54 Member, Board of Directors
 Randy S. Segal(1)...................  45 Member, Board of Directors
 Jack Shaw(2)........................  62 Member, Board of Directors
 Rajendra Singh(2)...................  46 Member, Board of Directors
 Ronald L. Zarrella..................  51 Member, Board of Directors

--------
(1) Member of the audit committee.
(2) Member of the compensation committee.

  Set forth below are descriptions of the backgrounds and principal occupations of each of the Company's directors, and the period during which he or she has served as a director.

  Gary M. Parsons has served as Chairman of the Board of Directors of the Company since May 1997. Mr. Parsons is Chairman of the Board of Directors of Motient, a position he has held since March 1998. He also serves on the board of Sorrento Networks Corporation. Mr. Parsons joined Motient in July 1996 and has also served as its Chief Executive Officer and President. Previously, Mr. Parsons was with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Prior to the recruitment of Hugh Panero, Mr. Parsons served as the Company's Chief Executive Officer.

  Hugh Panero has served as a member of the Board of Directors and as President and Chief Executive Officer of the Company since June 1998. Mr. Panero has over 16 years experience building and managing entertainment distribution services. Most recently, from 1993 to 1998, Mr. Panero served as President and Chief Executive Officer of Request TV, a national pay-per-view network owned by Liberty Media and Twentieth Century Fox. Prior to his employment with Request TV, Mr. Panero spent ten years with Time Warner Cable where he was part of the team which built the cable systems serving parts of Queens and Brooklyn, New York. Mr. Panero held various positions with Time Warner Cable, including Vice President, Marketing.

  Nathaniel A. Davis has served as a member of the Board of Directors of the Company since October 1999. Mr. Davis is President and Chief Operating Officer of XO Communications Inc., formerly Nextlink

Communications Inc. From December 1998 to December 1999, he was Executive Vice President of Nextel Communications where he had responsibility for the technical and engineering operations of Nextel's nationwide switching and wireless communications network, billing and information technology systems. From August 1986 through November 1998, Mr. Davis served in a variety of senior engineering and finance roles at MCI, most recently as Senior Vice President and Chief Financial Officer of MCI Telecommunications. Mr. Davis serves on the board of directors of Capital Management Corporation.

  Thomas J. Donohue has served as a member of the Board of Directors of the Company since October 1999. Mr. Donohue is President and Chief Executive Officer of the U.S. Chamber of Commerce, the world's largest business federation, and has been active in national policy and non-profit operations for 30 years. From July 1984 through September 1997, Mr. Donohue served as President and Chief Executive Officer of the American Trucking Association. He serves on the board of directors of Qwest Communications International, Union Pacific Corporation, Sunrise Assisted Living Corporation, Marymount University and the Hudson Institute.

  Randall T. Mays has served as a member of the Board of Directors of the Company since July 1999. Mr. Mays is the Executive Vice President and Chief Financial Officer of Clear Channel Communications. Mr. Mays has been associated with Clear Channel since 1993 when he was elected Vice President and Treasurer. Mr. Mays also serves on the board of directors of Clear Channel Communications and CNET Networks.

  Pierce J. Roberts, Jr. has served as a board member of the Company since August 2000. Mr. Roberts has been Managing Director of AEA Investors since September 1999. Previously, he was with Bear Stearns from 1993 to 1998 where he was the head of the Telecom investment banking group. Prior to that, he was Managing Director at The Blackstone Group, Vice President-Corporate Development at BellSouth Corporation, and founder of his own corporate development business.

  Randy S. Segal has served as a board member of the Company since July 1999. Ms. Segal has served as Motient's Senior Vice President, General Counsel and Secretary since October 1992. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

  Jack Shaw has served as a member of the Board of Directors of the Company since May 1997. Mr. Shaw is Corporate Senior Executive Vice President-Enterprise Sector of Hughes Electronics Corporation and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Mr. Shaw is a member of the Hughes Electronics Corporation Executive Committee. Mr. Shaw has been a director of Motient since July 1996 and has previously served as Chairman of Motient's Board. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987.

  Rajendra Singh has served as a board member of the Company since July 1999. Dr. Singh is a member of the Board of Directors and a co-founder of LCC International. Dr. Singh was President of LCC International from its formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995 and was Interim President from September 1998 to May 1999. Dr. Singh is Chairman of the Members Committee of Telcom Ventures L.L.C. and a director of Teligent, Inc., a wireless local access provider. He is also a director of Aether System, Inc., a provider of wireless services and systems.

  Ronald L. Zarrella has served as a member of the Board of Directors of the Company since July 1999. Mr. Zarrella is an Executive Vice President of General Motors and President of GM North America, a position he has held since October 1998. Mr. Zarrella has been associated with General Motors since 1994 when he was elected Vice President and Group Executive in charge of the North American Vehicle Sales Service and Marketing Group.

Provisions of Shareholders' Agreement Governing the Board of Directors

  The Company has entered into a shareholders' agreement with Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock, which is further described below under "Security Ownership--Shareholders' Agreement." Pursuant to the shareholders' agreement, the Company's Board of Directors consists of ten members: three selected by Motient, one selected by each of General Motors or DIRECTV, as they may agree, Clear Channel, Telcom Ventures and AEA Investors, one who is the Company's President and Chief Executive Officer, and the remaining two being independent directors of recognized industry experience and stature whose nominations are approved by Motient and a majority of the interests held by General Motors, Clear Channel, Telcom and the Series C preferred stockholders. Messrs. Parsons, Shaw and Ms. Segal are the director nominees selected by Motient; Mr. Panero is the Company's President and Chief Executive Officer; Mr. Zarrella is the director nominee selected by General Motors; Mr. Mays is the director nominee selected by Clear Channel; Dr. Singh is the director nominee selected by Telcom Ventures; and Mr. Roberts is the director nominee selected by AEA Investors. Messrs. Davis and Donohue are the independent director nominees approved by Motient, General Motors, Clear Channel, Telcom and theSeries C preferred stockholders. General Motors or DIRECTV, as they may agree, Clear Channel, American Honda, Columbia Capital and Madison Dearborn Partners also have observation rights at meetings of the Board of Directors. As provided in the shareholders' agreement, these board and observation rights are subject to these entities maintaining their original investment or certain minimum share percentages in the Company. The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

Approval of Proposal

  The affirmative vote of a plurality of the voting rights of the shares of Class A common stock, Class B common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to three votes. Each share of Series C preferred stock is entitled to 46.24 votes.

          The Board of Directors Recommends a Vote "FOR" Proposal 1.

                              EXECUTIVE OFFICERS

  The following table sets forth information concerning executive officers of the Company. Officers are elected by and serve at the discretion of the Company's Board of Directors.

 Name                                 Age Position
 ----                                 --- --------
 Lee Abrams..........................  48 Senior Vice President, Chief of
                                          Programming
 Stephen Cook........................  45 Senior Vice President, Sales and
                                          Marketing
 Steven P. Gavenas...................  45 Senior Vice President, New Business
                                          Development
 Stelios Patsiokas...................  48 Senior Vice President, Technology
 Heinz Stubblefield..................  43 Senior Vice President, Chief
                                          Financial Officer
 Joseph M. Titlebaum.................  38 Senior Vice President, General
                                          Counsel and Secretary
 John R. Wormington..................  56 Senior Vice President, Engineering
                                          and Operations

  Set forth below are descriptions of the backgrounds of each of the Company's executive officers, other than Messrs. Parsons and Panero, whose positions and backgrounds are described under "Election of Directors" above.

  Lee Abrams has served as Senior Vice President, Chief of Programming of the Company since June 1998. Mr. Abrams is a prominent radio programmer/consultant with more than 30 years of experience in radio, and since 1970 has been a consultant to a variety of radio stations, networks and record companies. He is credited with many innovations in radio programming, including transforming FM radio, pioneering the album rock format in the 1970s, adult contemporary radio and urban, classic and smooth jazz radio in the 1980s and active rock radio in the 1990s. He most recently has served as a consultant for ABC Radio Networks, Capstar, Thorn-EMI and Sony, among others.

  Stephen Cook has served as Senior Vice President, Sales and Marketing of the Company since February 1999. Previously, Mr. Cook was Chief Operating Officer for Conxus Communications, where he successfully launched its portable voice messaging product, Pocketalk, in the top 12 United States markets. From 1990 to 1997, Mr. Cook held key management positions with GTE's cellular operations, including VP of Marketing and President of the Southeast region. Prior to that time, Mr. Cook also spent five years in brand management with Procter & Gamble and has more than 15 years of experience with launching and marketing new consumer products.

  Steven P. Gavenas has served as Senior Vice President, New Business Development of the Company since December 1999. Previously, from June 1996 to November 1999, Mr. Gavenas held several positions in WorldSpace International, including VP of Marketing, EVP Corporate Strategy and EVP Commercial Operations. Before joining WorldSpace, from September 1989 to May 1996 Mr. Gavenas was a management consultant with McKinsey and Company, Inc., an international strategy consulting firm.

  Stelios Patsiokas has served as Senior Vice President, Technology of the Company since October 1998. Previously, Dr. Patsiokas was with Motorola, Inc., where he served in a variety of consumer electronics design and development roles since 1979. Since 1996, Dr. Patsiokas was Director of Product Development, for Motorola's Messaging Systems Product Group, where he was involved with developing the PageWriterTM 2000 two-way messaging device. Dr. Patsiokas holds 24 United States patents.

  Heinz Stubblefield has served as Senior Vice President, Chief Financial Officer of the Company since June 1998. Previously, from March 1996 to May 1998, Mr. Stubblefield was Chief Financial Officer for WorldSpace International. Before joining WorldSpace, from February 1993 to February 1996, Mr. Stubblefield was Corporate Controller for Next Software Corporation and, prior to that time, spent several years as divisional CFO for Raychem Corporation's German offices.

  Joseph M. Titlebaum has served as Senior Vice President, General Counsel and Secretary of the Company since September 1998. From 1990 to 1998, Mr. Titlebaum was an attorney with the law firm of Cleary, Gottlieb,

Steen & Hamilton. With a specialty in telecommunications ventures, Mr. Titlebaum has expertise in structuring, negotiating and implementing corporate finance and mergers and acquisitions transactions.

  John R. Wormington has served as Senior Vice President, Engineering and Operations of the Company since September 1998. Mr. Wormington has leadership experience in commercial and governmental development, design and operational deployment of a variety of high technology projects. Mr. Wormington came to the Company from Hughes, where since September 1995 he was a senior executive and led the project management team responsible for that company's HS 702 satellite program. During his distinguished military career (retiring as an Air Force Brigadier General in 1995), Mr. Wormington was responsible for a wide range of large government projects requiring technical management and operational leadership skills necessary to meet strict implementation deadlines, including responsibility for conducting all launch and range operations at Cape Canaveral.

                              SECURITY OWNERSHIP

  The information presented under "Principal Stockholders" and "Security Ownership of Directors and Executive Officers" below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

  As of March 6, 2001, there were 44,285,938 shares of Class A common stock outstanding. Also as of March 6, 2001, there were 13,905,019 shares of Class B common stock outstanding, all of which Class B shares were owned by Motient. The Class B common stock is convertible into Class A common stock on a one-for-one basis and is entitled to three votes for each share.

Principal Stockholders

  The following table presents, as of March 6, 2001, information based upon the Company's records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of the Company, known to the Company to be the beneficial owner of more than 5% of the Class A common stock:

                                                   Number of      Percentage of
                                                 Class A Shares       Total
                                               Beneficially Owned Class A Shares
                                               ------------------ --------------
Beneficial Owners of More Than 5%:
Motient Corporation...........................    14,757,262(1)        25.4%
10802 Parkridge Boulevard
Reston, VA 20191-5416

General Motors Corporation....................    12,026,505(2)        21.5%
100 Renaissance Center
3031 West Grand Boulevard
PO Box 100
Detroit, MI 48265-1000

Clear Channel Investments, Inc. ..............     8,329,877           18.8%
200 Concord Plaza, Suite 600
San Antonio, TX 78216

DIRECTV Enterprises, Inc. ....................     6,473,253(3)        12.8%
2230 E. Imperial Highway
El Segundo, CA 90245

Madison Dearborn Capital Partners III, L.P. ..     5,076,629(4)        10.9%
Madison Dearborn Special Equity III, L.P.
Special Advisors Fund I, LLC
3 First National Plaza, Suite 3800
Chicago, IL 60602

Columbia XM Radio Partners, L.L.C. ...........     3,696,627(5)         8.2%
Columbia XM Satellite Partners III, LLC
Columbia Capital Equity Partners III (QP),
L.P.
201 N. Union Street, Suite 300
Alexandria, VA 22314

Baron Capital Group ..........................     2,810,999(6)         6.1%
767 Fifth Avenue, 49th Floor
New York, New York 10153

                                                   Number of      Percentage of
                                                 Class A Shares       Total
                                               Beneficially Owned Class A Shares
                                               ------------------ --------------
Beneficial Owners of More Than 5%:
AEA XM Investors I LLC. ......................    2,760,003(7)         5.9%
AEA XM Investors II LLC
65 E. 55th Street
New York, New York 10022

Telcom-XM Investors, L.L.C. ..................    2,411,211(8)         5.4%
211 North Union Street, Suite 300
Alexandria, VA 22314

--------
(1) Includes 13,905,019 shares issuable upon conversion of Class B common stock.
(2) Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV, and 920,001 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, owned by DIRECTV.
(3) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 920,001 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.
(4) Includes 2,300,004 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Madison Dearborn Capital Partners III, L.P. owns 2,250,048 shares and Madison Dearborn Special Equity III, L.P. owns 49,956 shares.
(5) Includes 920,001 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Columbia XM Radio Partners, L.L.C. owns 207,000 shares, Columbia XM Satellite Partners III, LLC owns 328,601 shares and Columbia Capital Equity Partners III (QP), L.P. owns 384,400 shares.
(6) Includes 1,610,002 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which Baron Asset Fund owns 1,426,000 shares, Baron Capital Asset Fund owns 92,001 shares and Baron iOpportunity Fund owns 92,001 shares. Baron Asset Fund, Baron Capital Asset Fund and Baron iOpportunity Fund are affiliates of Baron Capital Group.
(7) Includes 2,760,003 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, of which AEA XM Investors I LLC owns 315,974 shares and AEA XM Investors II LLC owns 2,444,029 shares.
(8) Rajendra Singh, a member of our board of directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.

Security Ownership of Directors and Executive Officers

  The following table presents, as of March 6, 2001, information regarding the beneficial ownership of the Class A common stock by each director of the Company (each such director also being a director nominee), each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement and all directors and executive officers of the Company as a group:

                                                 Number of      Percentage of
                                               Class A Shares       Total
                    Name                     Beneficially Owned Class A Shares
                    ----                     ------------------ --------------
Directors and Named Executive Officers
Gary M. Parsons.............................       190,258(1)          *
Hugh Panero.................................       217,107(2)          *
Randall T. Mays.............................        36,757             *
Randy S. Segal..............................        38,757(3)          *
Jack Shaw...................................        26,757             *
Rajendra Singh..............................        36,757(4)          *
Ronald L. Zarrella..........................           --              *
Nathaniel Davis.............................        36,757             *
Thomas R. Donohue...........................        36,757             *
Pierce J. Roberts, Jr.......................        42,807(5)          *
Steve Gavenas...............................        18,422(6)          *
Stephen Cook................................        57,111(7)          *
Stelios Patsiokas...........................        54,859(8)          *
John Wormington.............................        53,143(9)          *
All directors and executive officers as a
 group (17 persons).........................     1,007,195(10)       2.3%

--------
 *   Less than 1%.
 (1) Does not include 207,028 shares issuable upon exercise of options that are not exercisable within 60 days. A trust for the benefit of Mr. Parsons' minor children, of which Mr. Parsons' spouse is the trustee, has acquired a minority membership interest in Columbia XM Radio Partners, L.L.C., a minority participatory interest in each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P. and 5,393 shares. Mr. Parsons disclaims beneficial ownership of these interests.
 (2) Does not include 305,856 shares issuable upon exercise of options that are not exercisable within 60 days.
 (3) Includes 2,000 shares owned by Ms. Segal's minor children. Ms. Segal disclaims beneficial ownership of these shares.
 (4) Rajendra Singh, a member of our board of directors, indirectly owns a controlling interest in Telcom-XM Investors, L.L.C. Dr. Singh disclaims beneficial ownership of the shares of Class A common stock beneficially owned by Telcom-XM Investors, L.L.C.
 (5) Includes 2,500 shares issuable upon exercise of Series B convertible preferred stock. Mr. Roberts is affiliated with AEA XM Investors Inc., which is the general partner of each of XM Investors I LP, a Delaware limited partnership, and XM Investors II LP, a Delaware limited partnership, which each manage AEA XM Investors I LLC and AEA XM Investors II LLC, respectively. Mr. Roberts disclaims beneficial ownership of the shares of Class A common stock beneficially owned by each of AEA XM Investors I LLC and AEA XM Investors II LLC.
 (6) Does not include 95,667 shares issuable upon exercise of options that are not exercisable within 60 days.
 (7) Does not include 126,171 shares issuable upon exercise of options that are not exercisable within 60 days.
 (8) Does not include 151,171 shares issuable upon exercise of options that are not exercisable within 60 days.
 (9) Does not include 116,171 shares issuable upon exercise of options that are not exercisable within 60 days.
(10) Does not include 1,275,577 shares issuable upon exercise of options that are not exercisable within 60 days.

Shareholders' Agreement

  The Company has entered into a shareholders' agreement with certain of its primary investors, including Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock, containing, among others, the provisions described below.

  Motient owns all of the Company's Class B common stock, which is convertible into Class A common stock on a one for one basis at any time at Motient's discretion. Motient has agreed to convert its shares of Class B common stock into Class A common stock, following the FCC's recent approval of the transfer of control of the Company from Motient to a diffuse group of stockholders.

  Shares of the Company's Class B common stock, all of which are currently owned by Motient, are transferable only upon conversion into shares of Class A common stock.

  Motient has agreed not to compete with the Company in the satellite radio business in the United States for so long as Motient holds 5% of the Company's common stock and for a period of three years following any transfer which results in Motient owning less than 5% of the Company's common stock.

  The parties to the shareholders' agreement are entitled to designate directors to the Company's Board of Directors and to observe meetings of the Board. These provisions are described above under the caption "Election of Directors -- Provisions of Shareholders' Agreement Governing the Board of Directors." In addition, the parties have agreed to take all necessary actions to give effect to the agreement including to prevent any conflict between the agreement and the Company's governing instruments.

  The shareholders' agreement will terminate upon unanimous consent of the parties, the bankruptcy of the Company or at such time as only one shareholder remains a party to the agreement.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has the authority to manage the Company's business and affairs. The Company's Restated Bylaws (the "Bylaws") and applicable law permit the Board to establish committees from among its members and delegate authority to these committees for various purposes. In addition, the Bylaws provide that the Board must annually appoint officers of the Company to manage the affairs of the Company on a day to day basis as set forth in the Bylaws or as otherwise directed by the Board. During the fiscal period ended December 31, 2000, there were a total of 7 meetings held by the Board of Directors.

  In 2000, all director nominees other than Messrs. Davis, Mays, Singh and Zarrella attended 75% or more of all Board Meetings held during the period for which he or she had been a director and all meetings of the committees on which he or she served during the periods that he or she served.

  All members of the Board of Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Committees

  The Board of Directors has established compensation and audit committees. Each committee reports to the Board of Directors. The compensation committee, currently consisting of Messrs. Singh, Shaw, Donohue and Mays, is responsible for determining and paying compensation, salaries, annual bonuses, stock option grants and benefits to officers, directors and employees. The audit committee, currently consisting of Messrs. Davis and Roberts and Ms. Segal, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. These matters include the selection of the Company's auditors and review of the Company's accounting books, records and policies. During the fiscal year ended December 31, 2000, there were a total of four meetings of the Audit Committee and three meetings of the Compensation Committee. The reports of each of the Compensation Committee and the Audit Committee to the Board of Directors are contained herein.

  Under the NASD rule that requires the audit committee to be "comprised solely of independent directors," one member of the audit committee, Ms. Segal, does not meet the definition of "independent director" because she is Senior Vice President, General Counsel and Secretary of the Company's stockholder, Motient Corporation. Because Ms. Segal is employed by an affiliate of the company, she is considered not independent under the NASD rule. However, our board of directors has determined that Ms. Segal qualifies under the exception to the rule because it is in the best interests of the Company and its stockholders that Ms. Segal serve on the audit committee. Ms. Segal's combination of skills, expertise and familiarity with the Company are not possessed by any other member of the board. Ms. Segal has been with Motient since XM Satellite Radio Inc. was formed as a wholly owned subsidiary of Motient in December 1992 and thus has been familiar with the Company throughout its development. Ms. Segal has extensive experience as a general counsel of a public company and is familiar with the types of issues important to audit committees. During her tenure on the board, Ms. Segal has been an active board member and is frequently a leading director at board meetings in seeking information and testing assumptions. In addition, Ms. Segal's understanding of financial and accounting issues makes her among the most qualified members of the board to serve on the audit committee.

Director Compensation

  Our independent directors (as determined under our shareholders' agreement) receive retainer fees of $2,500 per quarter. In addition, these independent directors receive $2,000 for every meeting attended in person and $500 for every meeting attended telephonically. Independent directors also receive $3,000 per year for each board committee on which they serve. In July 1999, we also granted each non-employee director, other than Mr. Roberts, an option to purchase 26,757 shares of our Class A common stock at $9.52 per share. These options are immediately exercisable and have ten-year terms. Mr. Zarrella has elected to forego receipt of these options. In September 2000, we granted to each of Messrs. Roberts and Walter V. Purnell, Jr., who is no longer a director, an option to purchase 10,000 shares of our Class A common stock at $43.69 per share. These options are immediately exercisable and have ten-year terms. In January 2001, we granted each non-employee director an option to purchase 10,000 shares of our Class A common stock at $18.69 per share. These options are immediately exercisable and have ten-year terms. Messrs. Shaw and Zarrella elected to forego receipt of these options.

  Chairman of the Board. In March 2001, we awarded a bonus to Mr. Parsons of $200,000 in recognition of services rendered during the fiscal year ended December 31, 2000 and is included here to provide a fuller picture of compensation for 2000. On July 21, 2000, we issued to Mr. Parsons 5,000 shares of Class A common stock in compensation for his service to us. We will have a right to repurchase these shares for $37.25 per share if Mr. Parsons' service with us ends prior to July 21, 2001. On July 21, 2000, we also issued to Mr. Parsons a ten-year option to purchase 100,000 shares of our Class A common stock at an exercise price of $37.25 per share. The option vests in equal amounts on each of the first, second and third anniversaries of the date of grant. On July 16, 1999, we issued to Mr. Parsons 14,716 shares of Class A common stock in compensation for his service to us and granted Mr. Parsons a ten-year option to purchase 267,570 shares of our Class A common stock at an exercise price of $9.52 per share, of which 160,542 have vested. 53,514 shares will vest in each of the next two years. The vesting of 53,514 of the 160,542 shares that vested in the first year and the shares that vest at the end of the second and third years are subject to the fulfillment of performance criteria.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Contracts with Hughes

  The Company's Satellite Purchase Contract for In-Orbit Delivery, dated March 20, 1998, and amended and restated on July 21, 1999, with Hughes Space and Communications, calls for Hughes to deliver

  .  in-orbit, two high-power satellites;

  .  an optional ground spare satellite; and

  .  satellite launch services.

  In October 2000, Boeing acquired Hughes Space and Communications, which is now known as Boeing Satellite Systems. Boeing is not a related party of the Company.

  The Company expects to incur total payment obligations under this contract of approximately $541.3 million, which includes amounts the Company expects to pay pursuant to the exercise of the option to build the ground spare satellite and certain financing costs and in-orbit incentive payments. Payments are to be made to Boeing Satellite Systems upon certain calendar dates and completion of discrete milestones and other events. As of December 31, 2000, the Company had paid $466.0 million under this contract.

  The Company has granted Boeing Satellite Systems a first priority security interest in any rights the Company may have in Boeing's work product under the satellite contract to secure the Company's payment obligations to Boeing under the contract. This security interest will be released once the Company has made substantial pre-arranged payments to Boeing Satellite Systems under the satellite contract or, if earlier, upon the launch of the satellites.

  The Company may, subject to certain conditions, terminate the satellite contract at its convenience, in which case Boeing Satellite Systems will be entitled to certain payments. The Company may also terminate the satellite contract for certain events of default by Boeing or in case it becomes reasonably certain that the total amount of excusable delay in Boeing's performance under the satellite contract caused by events beyond Boeing's control, excluding delays caused by the Company, will exceed 485 calendar days.

  The terms of the contract call for the first satellite to be delivered to the Company in orbit by December 31, 2000, and the second by April 11, 2001. The launch of the first satellite occurred on March 18, 2001. The launch for the second satellite is scheduled for May 2001. If there is a delay of more than six months in the launch of either the first or second satellite, the Company would be able to select an alternative launch system from within or outside of Boeing's inventory of launch vehicles, subject to certain payment conditions set forth in the satellite contract.

  For each satellite, title will transfer to the Company after Boeing Satellite Systems successfully completes certain tests and analyses on each satellite upon arrival at its specified orbital location. If Boeing fails to deliver either satellite on or before the fiftieth day following its delivery date, then Boeing must pay the Company liquidated damages which accrue on a daily basis. The total aggregate amount of liquidated damages for failure to meet the delivery dates of both satellites is limited to $16 million. These liquidated damages are in addition to other limited liquidated damages for delay in the launch of the satellites. The Company would have no other damages or remedies for late delivery of a satellite.

  The Company has entered into a contract with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters, which will supplement the Company's high-powered satellite signals. Production of the repeaters has commenced and repeaters are expected to be available in accordance with our implementation plan. Payments under this contract are expected to be approximately $128.0 million. As of December 31, 2000, the Company had paid $15.4 million under this contract.

  The contract provides that the Company may reduce the number of repeaters ordered under the contract to a specified minimum order or terminate the terrestrial repeater contract altogether, in which case the Company is required to pay certain amounts to Hughes Electronics depending on the date of the reduction or termination and other factors. The Company has agreed to make certain incentive payments to Hughes Electronics for timely delivery of the terrestrial repeaters. In the event of late delivery of the terrestrial repeaters, the Company is entitled to specified liquidated damages. In certain events of default by Hughes Electronics, the Company may terminate the contract and would be entitled to have the work completed by a third party plus certain costs resulting from the termination.

  Hughes Space and Communications was owned by Hughes Electronics Corporation before its sale of Hughes Space and Communications to Boeing. The Company's management believes this sale did not have any material effect on the Company. Motient, whose single largest stockholder on a fully diluted basis is Hughes Communications, owns approximately, as of March 6, 2001, 25.4% of the outstanding shares of the Company's Class A common stock, assuming conversion of its Class B common stock, or a 44.0% voting interest in the Company. General Motors, which owns Hughes Electronics and with whom the Company has a distribution agreement as described below, owns a 7% equity interest in the Company and an additional 8% equity interest in the Company is held by DIRECTV, a direct subsidiary of Hughes Electronics and an indirect subsidiary of General Motors.

Distribution Agreement with General Motors and OnStar

  The Company has signed a long-term distribution agreement with the OnStar division of General Motors providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which expires 12 years from the commencement date of the Company's commercial operations, General Motors has agreed to distribute the Company's service to the exclusion of other satellite digital radio services that broadcast in the S-Band. General Motors will factory-install XM radios, purchased exclusively from the Company's authorized manufacturers, in certain new General Motors vehicles and not install any radios which receive broadcasts by Sirius Radio, the Company's primary competitor, as the only satellite radio service. The Company will have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States.

  The Company has agreed, for a nine-month period beginning on July 1, 2001, that General Motors shall be the exclusive vehicle manufacturer in whose new vehicles the Company will activate the XM Radio service. If, however, the Company cannot install XM radios prior to January 1, 2002, then this exclusivity arrangement will apply for a six-month period beginning on the later of July 1, 2002 or the date the Company commences full commercial operations. In addition, the Company has significant annual, fixed payment obligations to General Motors for four years following commencement of commercial operation. These payments approximate $35 million in the aggregate during this period. Additional annual fixed payment obligations beyond the initial four years of the contract term range from less than $35 million to approximately $130 million through 2009, aggregating approximately $400 million. In order to encourage the broad installation of XM radios, the Company has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service within 12 months of purchasing a General Motors vehicle equipped with an XM radio. The Company must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. The Company will also make available to General Motors a limited amount of bandwidth for audio and/or data transmission by General Motors to owners of General Motors vehicles equipped with XM radios.

  This agreement is subject to renegotiation if four years after the commencement of commercial operations and at two-year intervals thereafter General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to the Company's share of the satellite digital radio market. There can be no assurance as to the outcome of any such renegotiations. General Motors' exclusivity obligations will discontinue if, four years after the Company commences commercial operations and at two-year intervals thereafter, its mobile aftermarket share falls below 40% if there are two satellite radio providers in the United States, or below 33% if there are three satellite radio providers in the United States.

  In February 2000, the Company signed an agreement with Sirius Radio to develop a unified standard for satellite radios, which will facilitate the ability of consumers to purchase one radio capable of receiving both companies' services. In accordance with the terms of the agreement, the Company expects to work with General Motors to integrate the new standard under the terms of the distribution agreement with General Motors. The agreement with General Motors provides that if General Motors elects to install radios which are capable of receiving broadcasts from other satellite radio providers, in the absence of any regulatory requirements to do so, the Company may seek to renegotiate the distribution agreement. If the FCC requires the installation of interoperable radios, the Company will renegotiate the distribution agreement on mutually acceptable terms.

Engineering Contract with LCC International

  The Company has signed a contract with LCC International for the engineering of and site preparation of the Company's terrestrial repeater network. The repeater network will supplement the Company's high-powered satellite signals. This contract does not include the repeater hardware, which will be supplied by a separate vendor. As of December 31, 2000, the Company had paid $50.2 million under this contract.

  The contract designates LCC International as the prime contractor for the implementation of the Company's terrestrial repeater sites. Under this contract, LCC International will perform various services, including program management radio frequency engineering, site acquisition, architectural and engineering design, zoning, regulatory services, network management testing and certain construction and interim system maintenance. The initial site planning is now complete for 70 cities and metropolitan areas and implementation and construction work is continuing.

  The design of the Company's terrestrial repeater system will be guided by a radio frequency analysis technique newly developed by LCC International. This technique uses analysis of the satellite footprint to discover areas likely to have impaired reception of XM Radio through technology similar to that used in certain cellular telephone systems.

  Dr. Rajendra Singh, a member of the Company's Board of Directors and a member of the board of directors of LCC International, controls the largest shareholder of both LCC International and one of the Company's principal shareholders, Telcom-XM Investors L.L.C. See "Security Ownership -- Principal Stockholders."

Technology License Agreement with Motient

  Motient has granted the Company a royalty-free license with respect to certain technology to be used in connection with the implementation of the XM Radio system, including, among other things, certain ground segment communications technology and antenna technology. The Company also has the right to sublicense this technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system.

  Under cross-license provisions in the license, if the Company obtains from any third party the right to use any technology which could be used to develop, implement and commercialize a satellite radio system for transmission in the United States, it will make all reasonable efforts to obtain for Motient the right to use such technology. The Company has granted to Motient a royalty-free, non-exclusive and irrevocable license to any and all technology and improvements the Company develops relating to the XM Radio system. This cross-license is for use and sublicensing worldwide outside the United States and its territories, or inside the United States and its territories only in connection with Motient's mobile satellite business in the United States and other than in connection with any satellite radio system.

  The technology license renews automatically on an annual basis unless terminated for a breach which has not been or cannot be remedied.

Technical Services Agreement with Motient

  The Company has a technical services agreement with Motient under which Motient provides the Company with certain technical, engineering, marketing and strategic planning services. The Company pays Motient at specified hourly rates, which the Company believes approximate rates available from unrelated parties. On or after the Company's commencement of commercial operations, Motient or the Company may terminate the technical services agreement at any time.

Registration Rights Agreement

  The Company has a registration rights agreement with Motient, the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock. Each of these parties other than the Series C holders is entitled to demand registration with respect to its Class A common stock, including shares issuable upon conversion of other securities. The Series C holders will have such rights beginning on August 9, 2001. Motient is entitled to make two demands. These rights are subject to the Company's right to defer the timing of a demand registration and an underwriters' right to cut back shares in an underwritten offering. In certain instances if a demand registration is cut back by more than 75% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request.

  In addition to these demand rights, following the Company's commencement of commercial operations, parties to the registration rights agreement may request registration of at least $25.0 million of our Class A common stock.

  Parties to the registration rights agreement also have rights to include their Class A common stock in registered offerings initiated by the Company, other than an offering for high yield debt. The Series C holders may also demand registration upon a change of control of the Company.

Shareholders' Agreement

  The Company has entered into a shareholders' agreement with Motient, the former holders of its Series A subordinated convertible notes, including GM and DIRECTV, and holders of its Series C preferred stock. This agreement is described above under the captions "Security Ownership -- Shareholders' Agreement" and "Election of Directors -- Provisions of Shareholders' Agreement Governing the Board of Directors."

Investor Operational Agreements

  The Company has agreements with Clear Channel, DIRECTV and the TCM Group, which is owned by Columbia Capital, Telcom Ventures and Madison Dearborn Partners, under which the Company will make available to them up to 406.6 kilobits per second, 204.8 kilobits per second, and 64.0 kilobits per second each, respectively, of the Company's bandwidth, for them to supply programming to the Company with content reasonably acceptable to it, on terms (including revenue sharing) no less favorable than those offered to similar commercial programmers who provide similar programming. Until these options are exercised and this bandwidth is actually used by them, the Company can use the bandwidth. Any use of the Company's bandwidth by these companies must be in compliance with applicable laws, must not interfere with the Company's business or obligations to other content providers, and must meet the Company's quality standards.

  The agreements call for the Company to have a technology advisory committee on which Clear Channel, DIRECTV and the TCM Group have representatives. The committee will direct the selection of appropriate billing, customer service and conditional access systems for the Company, as well as its overall system integration effort. The Company has granted to Clear Channel, DIRECTV, and TCM Group under these agreements a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured any and all technology the Company develops relating to the XM Radio system worldwide for any purpose other than one related to digital audio radio service.

  The Company has entered into a technical services agreement with DIRECTV with respect to customer service, billing and conditional access capabilities and will use DIRECTV's customer service, billing and conditional access capabilities if made available to the Company on competitive terms and conditions. DIRECTV is to make good faith efforts to represent the Company in obtaining distribution of XM Radio service through DIRECTV's existing retail distribution network. The Company will provide Clear Channel and DIRECTV with access to the Company's advertising at the lowest available commercial rates. Clear Channel must make good faith efforts to give the Company access to its advertising at the lowest available commercial rates.

  The agreements provide for further good faith negotiations with respect to other arrangements, including advertising barter arrangements, marketing of XM Radio service by Clear Channel and DIRECTV, and technology cooperation.

  These agreements remain in effect so long as Clear Channel, DIRECTV, and Columbia Capital, Telcom Ventures and Madison Dearborn Partners hold at least 5% of the Company's fully diluted ownership or the full amount of their original investments in the Company.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers for 2000, referred to collectively as the named executive officers, and to the Chairman of the Board:

                          Summary Compensation Table

                                                                   Long-Term
                                                                  Compensation
                                 Annual Compensation                 Awards
                              -----------------------------    ------------------
Name and Principal                                               Class A Shares
Position(s)              Year  Salary   Bonus       Other      Underlying Options
------------------       ---- -------- --------    --------    ------------------
Hugh Panero              1998 $163,333 $ 65,333    $293,060(1)      267,570
 President and Chief
  Executive Officer..... 1999  286,533  125,000       1,354         100,000
                         2000  310,000  186,000       5,741             -- (4)

Steven P. Gavenas        1998      --       --          --              --
 Senior Vice President,
  New Business           1999   10,606      --          --              --
 Development............ 2000  217,500   80,000       5,100          53,500(4)

Stelios Patsiokas        1998   43,077   16,710      59,966(2)       53,514
 Senior Vice President,
  Technology............ 1999  211,700   84,680         213          50,000
                         2000  224,400  135,000      35,835             -- (4)

John Wormington          1998   59,872   16,784         --           53,514
 Senior Vice President,
  Engineering and        1999  202,400   60,720         --           50,000
 Operations............. 2000  216,570   82,000       5,100             -- (4)

Stephen Cook             1998      --       --          --              --
 Senior Vice President,
  Sales and Marketing... 1999  205,960   70,082      51,927(3)      103,514
                         2000  247,067  130,000      47,677             -- (4)

Gary Parsons             1998      --       --          --              --
 Chairman of the Board.. 1999      --       --      140,096          14,716
                         2000      --   200,000(5)  186,250         100,000

--------
(1) Includes a signing bonus of $200,000.
(2) Includes a signing bonus of $59,966.
(3) Includes a signing bonus of $50,000.
(4) In January 2001, the Company granted options to purchase an aggregate of 450,000 shares at an exercise price of $18.6875 per share to the named executive officers. These options expire on January 11, 2011.
(5) Although this amount was awarded by the Company to Mr. Parsons in March 2001, it is included here to provide a fuller picture of compensation for the fiscal year ended December 31, 2000, because the Compensation Committee intended this bonus to be in recognition of services rendered during 2000.

Employment Agreements

  Hugh Panero is employed as the Company's President, Chief Executive Officer and member of the Board of Directors for a term of three years under an employment agreement effective June 1, 1998. His employment agreement provides for an annual base salary of $280,000, subject to increase from time to time by the Company's Board of Directors. Mr. Panero is also eligible for a pro-rata annual bonus to be determined by the Board of Directors according to Mr. Panero's personal job performance and mutually agreed upon corporate goals and objectives. The bonus target guideline is 40% of Mr. Panero's annual base salary. Under Mr. Panero's employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, the Company granted to Mr. Panero a 10-year option to purchase 267,570 shares of Class A common stock at an exercise price of $9.52 per share. This option vests at the rate of

  . 107,028 shares in three equal annual installments beginning on the first anniversary of the grant; and

  . 160,542 shares in three equal annual installments beginning on the first anniversary of the grant based on achievement of performance objectives.

  All options vest in the event of death or involuntary termination within one year of a change of control of the Company; otherwise, all non-vested options would be forfeited upon termination of employment. Following termination of employment, vested stock options would cease to be exercisable

  .  immediately, if Mr. Panero is terminated for cause;

  .  three months after termination, in the event of a voluntary termination;

  .  six months, following an involuntary termination; or

  . one year following death, disability, retirement, or in the event of voluntary or involuntary termination within one year following a change of control.

  His employment agreement restricts Mr. Panero from engaging in any business in the United States which resembles or competes with the Company for a period of one year following termination of his employment.

The Company also has agreements with the following named executive officers:

     Name                     Title                                    Effective Date
     ----                     -----                                    --------------
     Steven P. Gavenas....... Senior Vice President, New Business    December 13, 1999
                              Development
     Stephen Cook............ Senior Vice President, Sales           February 22, 1999
                              and Marketing
     Stelios Patsiokas....... Senior Vice President, Technology      October 19, 1998
     John Wormington......... Senior Vice President, Engineering and September 14, 1998
                              Operations

  Messrs. Gavenas', Wormington's and Cook's agreements have no specified term. Each agreement provides that the executive is eligible for an annual bonus to be determined by the Board of Directors based upon agreed upon performance measures. These amounts are up to 40% of annual base salary for Mr. Patsiokas, up to 35% of annual base salary for Mr. Cook and up to 30% of annual base salary for Messrs. Wormington and Gavenas. The agreement for Messrs. Patsiokas, Cook, Gavenas and Wormington provide for severance payment of one year's salary payable in a lump sum upon termination of employment by the Company other than for cause. Under these agreements and the terms of the 1998 Shares Award Plan, the Company has granted to each of Messrs. Cook, Patsiokas and Wormington a 10-year option to purchase 53,514 shares of Class A common stock at an exercise price of $9.52 per share. Each of these options vests in three equal annual installments beginning on the first anniversary of the grant.

Stock Plans

 Shares Award Plan

  In 1998, our board of directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The plan is administered by the board's compensation committee.

  We can grant options, stock appreciation rights, restricted stock or phantom shares under the plan. The aggregate number of shares of our Class A common stock with respect to which awards may be granted under the shares award plan is 5,000,000 shares. We may not grant awards of more than 267,570 shares of our common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights of the company may be granted in tandem with another award, in addition to another award or unrelated to any other award. No stock appreciation right may be exercisable until six months after the day of grant. A stock appreciation right entitles the participant to receive the excess of the fair market value of our common stock on the date of the exercise of the stock appreciation right over its grant price.

  If we engage in a corporate transaction, which consists of a merger, a consolidation, a dissolution, a liquidation, or a sale of all or substantially all of our assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such awards without regard to any installment provision regarding exercisability. All such awards which are not so exercised will be forfeited as of the effective time of the transaction. If we have had a change of control, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring us to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, we may grant a cash equivalent, calculated as described in the shares award plan. If the participant's employment with us is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

 Employee Stock Purchase Plan

  We have an employee stock purchase plan that provides for the issuance of 300,000 shares of Class A common stock. All employees whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the stock purchase plan, provided that any employee who would own five percent or more of our total combined voting power immediately after an offering date under the plan is not eligible to participate. Eligible employees must authorize us to deduct an amount from their pay during offering periods established by the compensation committee. The purchase price for shares under the plan will be determined by the compensation committee but may not be less than 85% of the lesser of the market price of the common stock on the first or last business day of each offering period.

Stock Option Grants in 2000

  The following table sets forth information concerning the stock options granted by the Company to named executive officers under the 1998 Shares Award Plan in 2000.

                                        Individual Grants
                         ------------------------------------------------
                           Number of                                        Potential Realizable Value at
                         Common Shares  Percent of                          Assumed Annual Rates of Stock
                          Underlying   Total Options Exercise             Price Appreciation for Stock Term
                            Option      Granted to     Price   Expiration ----------------------------------
Name                        Granted      Employees   Per Share    Date        0%         5%          10%
----                     ------------- ------------- --------- ---------- ---------- ----------- -----------
Hugh Panero.............        --          --           --          --          --  $       --  $       --
Steven Gavenas..........     53,500         4.5%      $12.00    12/13/09   1,364,300 $ 2,626,000 $ 4,562,000
Stephen Cook............        --          --           --          --          --          --          --
Stelios Patsiokas.......        --          --           --          --          --          --          --
John Wormington.........        --          --           --          --          --          --          --
Gary Parsons............    100,000         8.5%      $37.25    07/20/10         --    2,343,000   5,937,000

  In January 2001, the Company granted options to purchase an aggregate of 450,000 shares at an exercise price of $18.6875 per share to the named executive officers. These options expire on January 11, 2011.

Stock Option Exercises in 2000

  The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2000 and the number of shares of Class A common stock subject to exercisable and unexercisable stock options held as of December 31, 2000 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 29, 2000, which was $16.0625.

       Aggregate Option Exercises in 2000 and Values at December 31, 2000

                                              Number of Securities Underlying      Value of Unexercised
                          Number of           Unexercised Options at December      In-the-Money Options
                           Shares                        31, 2000                    December 31, 2000
                          Acquired    Value   ------------------------------- -------------------------------
Name                     on Exercise Realized Exercisable(#) Unexercisable(#) Exercisable(#) Unexercisable(#)
----                     ----------- -------- -------------- ---------------- -------------- ----------------
Hugh Panero.............     --        --        211,714         155,856        1,302,500        854,400
Steven Gavenas..........     --        --         17,833          35,667           72,400        144,900
Stephen Cook............     --        --         34,505          69,009          184,400        368,800
Stelios Patsiokas.......     --        --         52,343          51,171          301,100        252,100
John Wormington.........     --        --         52,343          51,171          301,100        252,100
Gary Parsons............     --        --        160,542         207,028          652,202        434,801

                  Report of the Compensation Committee of the
            Board of Directors of XM Satellite Radio Holdings Inc.
                           on Executive Compensation

  This report, as well as the performance graph on page 26, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

  The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's 1998 Shares Award Plan and Employee Stock Purchase Plan. No member of the Compensation Committee is an employee of the Company. During 2000, the Compensation Committee consisted of Messrs. Donohue, Mays, Shaw and Singh.

  The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2000.

 Compensation Policies Toward Executive Officers

  The compensation policies of the Company are designed to:

  (1)attract, motivate and retain experienced and qualified executives,

  (2)increase the overall performance of the Company,

  (3)increase stockholder value, and

  (4)increase the performance of individual executives.

  The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and periodically thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the common stock.

  The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 2000.

  Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

  Annual salary adjustments are recommended by the Chief Executive Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

  Bonuses. The Company's annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company's annual budget. Bonuses for 2000, which were paid in 2001, are based upon the achievement of such financial and operating factors.

  Stock Options. A third component of executive officers' compensation consists of awards under the 1998 Shares Award Plan pursuant to which the Company grants executive officers and other key employees options to purchase shares of Class A common stock.

  The Compensation Committee grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the Class A common stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and periodically thereafter. The options generally are granted at an exercise price equal to the closing market price of the Class A common stock at the date of the grant. Options granted to executive officers typically vest over a three-year period following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  Stock option grants made to executive officers in 2000 reflect significant individual contributions relating to the Company's initial public offering as well as the Company's operations and implementation of the Company's development and growth programs. Newly hired executive officers also received stock option grants at the time of their employment with the Company. During 2000, the Company granted stock options to purchase an aggregate of 1,176,419 shares of Class A common stock to approximately 200 employees, including options to purchase an aggregate of 153,500 shares of Class A common stock to the Company's six most highly compensated executive officers. The per share option exercise prices of such options ranged from $13.125 to $45.875.

 Chief Executive Officer Compensation

  The executive compensation policy described above is applied in setting Mr. Panero's compensation. Mr. Panero generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Panero's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the Class A common stock.

  Mr. Panero's employment agreement with the Company, dated June 1, 1998, provides for an annual base salary subject to increase by the Board of Directors, and makes him eligible for an annual bonus with a target guideline of 40% of his base salary. Mr. Panero's compensation for the year ended December 31, 2000 included $310,000 in base salary and $191,741 in the form of a cash bonus and other compensation. The increase in Mr. Panero's salary from the previous year and his bonus payments for 2000 were based on, among other factors, the Company's performance and the 1999 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

 Compensation Deductibility Policy

  Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Thomas J. Donohue
                                          Randall T. Mays
                                          Jack Shaw
                                          Rajendra Singh

Compensation Committee Interlocks and Insider Participation

  The current members of the Compensation Committee are Messrs. Donohue, Mays, Shaw and Singh.

  There are no interlock relationships as defined in the applicable SEC rules. For a description of certain transactions between such individuals and the Company, see "Certain Relationships and Related Transactions" in this proxy statement.

Stockholder Return Performance Graph

  The following graph shows the cumulative total stockholder return on the Company's Class A common stock compared to the Standard & Poor's 500 Stock Index and the Nasdaq Telecommunications Index, composed of publicly traded companies which are principally in the telecommunications business, for the periods between October 5, 1999, the date the Class A common stock began trading on The Nasdaq National Market, and December 31, 2000. The graph assumes $100 was invested on October 5, 1999 in (1) the Company's Class A common stock, (2) the Standard & Poor's 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period by the share price at the beginning of the measurement period.

                             [GRAPH APPEARS HERE]

            COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
                Among XM Satellite Radio Holdings Inc.,
       the S&P 500 Index and the Nasdaq Telecommunications Index

                                              Cumulative Total Return
                                       ------------------------------------
                                       10/5/99        12/99         12/00
                                       -------        -----         -----
XM Satellite Radio Holdings Inc.        100.00        317.71        133.86
S&P 500                                 100.00        116.81        106.18
Nasdaq Telecommunications               100.00        144.13        62.63

*$100 invested on 10/5/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

                     Report of the Audit Committee of the
            Board of Directors of XM Satellite Radio Holdings Inc.

  The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's responsibilities are as described in a written charter adopted by the Board, which is attached as Exhibit A to this proxy statement. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

  The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors (which are described below) with the auditors' independence.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee

                                          Nathaniel A. Davis
                                          Pierce J. Roberts, Jr.
                                          Randy S. Segal

Independent Public Accountants

 Audit Fees

  For the fiscal year ended December 31, 2000, the aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $148,244, all of which has been billed.

 Financial Information Systems Design and Implementation Fees

  For the fiscal year ended December 31, 2000, the Company did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by KPMG LLP.

 All Other Fees

  For the fiscal year ended December 31, 2000, the aggregate fees billed for services rendered by KPMG LLP, other than the fees discussed in the foregoing paragraphs, were $774,725, which related to services for offerings, registration statements and related filings, other assurance services and tax services.

                            PROPOSAL TO APPROVE THE
      XM SATELLITE RADIO HOLDINGS INC. 1998 SHARES AWARD PLAN, AS AMENDED
                                 (Proposal 2)

  The XM Satellite Radio Holdings Inc. 1998 Shares Award Plan currently authorizes the issuance of a total of 5,000,000 shares of Class A common stock pursuant to the plan. The Board of Directors has approved an amendment to the plan at a meeting held on January 11, 2001 to increase the number of shares of Class A common stock that may be issued pursuant to the plan to 8,000,000 shares. At this meeting the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval in order for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code, as "qualified performance-based compensation" if the requirements of the exception are otherwise satisfied and so that options granted under the plan using the additional shares may qualify as incentive stock options within the meaning of the Internal Revenue Code.

  The purpose of the 1998 Shares Award Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain in the employ of the Company. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations.

  The only change proposed by the amendment is an increase in the number of shares of Class A common stock that may be issued under the 1998 Shares Award Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

  There were 1,615,483 shares of Class A common stock authorized for issuance under the 1998 Shares Award Plan and not subject to outstanding awards as of December 31, 2000, and 543,407 as of February 15, 2001. The Board of Directors believes that this number of shares is insufficient to meet the Company's needs for long-term incentive compensation in the form of stock options. The Board of Directors has determined that the number of shares that may be issued under the plan should be within a certain range of percentages of the total number of outstanding shares of Class A common stock, including shares issuable upon conversion of other securities of the Company into Class A common stock. Since 1998, when the plan was adopted, the Company has completed its initial public offering and several additional rounds of financing and, in connection with these financings, has issued a large amount of additional equity. As a result, the number of shares of Class A common stock issuable under the plan no longer falls within the range targeted by the Board of Directors. Also, during this time, the number of employees of the Company has increased substantially, thereby increasing the need for additional shares under the plan to enable the Company to continue to grow and attract new employees.

  The following is a summary description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, which was originally approved by the stockholders of the Company on June 16, 1998 and later amended, which amendments were approved by the stockholders of the Company on July 8, 1999 and on May 31, 2000. This summary is qualified in its entirety by the detailed provisions of the 1998 Shares Award Plan, a copy of which is attached as Exhibit B to this proxy statement.

Description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan

  In 1998, the Company's Board of Directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The Company can grant options, stock appreciation rights, restricted stock or phantom shares under the plan. The aggregate number of shares of Class A common stock with respect to which awards may be granted under the plan is 5,000,000 shares, which will be increased to 8,000,000 shares if the amended plan is approved. The Company may not grant awards of more than 267,570 shares of its Class A common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Shares granted to satisfy awards under the plan may be authorized and unissued shares, issued shares held in the Company's treasury or shares acquired on the open market.

  The 1998 Shares Award Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of Class A common stock covered by each option and the terms of the option agreement to be executed by the Company and the optionee, including the exercise price of the option. Options granted to date under the 1998 Shares Award Plan generally become exercisable in equal amounts on the first three anniversaries of the effective date of grant.

  Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights of the Company may be granted in tandem with another award, in addition to another award or unrelated to any other award. No stock appreciation right may be exercisable until six months after the day of grant. A stock appreciation right entitles the participant to receive the excess of the fair market value of the Class A common stock on the date of the exercise of the stock appreciation right over its grant price.

  In the event there is any change in the Class A common stock of the Company by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the Company or any distribution to Class A common stockholders other than ordinary cash dividends, the Company will make an appropriate adjustment in the price and number of shares subject to outstanding awards under the 1998 Shares Award Plan. The number of shares available for issuance under the plan as well as any individual limits on shares available for grant pursuant to awards issued under the plan will also be adjusted accordingly.

  If the Company engages in a merger or a consolidation and awards are not substituted for, assumed or continued in connection with the merger or consolidation, or the Company engages in a dissolution, a liquidation, or a sale of all or substantially all of its assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such award without regard to any installment provision regarding exercisability. If not assumed, substituted for, or continued, all such awards which are not so exercised will be forfeited as of the effective time of the transaction.

  In the event of a change of control (as defined in the 1998 Shares Award
Plan) of the Company, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring the Company to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, the Company may grant a cash equivalent, calculated as described in the plan. If the participant's employment with the Company is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

  The Board of Directors at any time may amend, suspend or terminate the 1998 Shares Award Plan, except that no amendment, suspension or termination may alter or impair any award previously made under the plan without the consent of the holder of the award and certain amendments will be subject to stockholder approval as required by the Internal Revenue Code. Unless previously terminated, the 1998 Shares Award Plan will terminate automatically on June 16, 2008, the tenth anniversary of the date of adoption of the plan by the Board of Directors.

  Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees"). However, performance-based compensation is excluded from this limitation.

  To qualify as performance-based:

  . the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;

  . the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

  . the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

  . the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

  In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. The 1998 Shares Award Plan is designed to permit the compensation committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

  Under the Internal Revenue Code, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

Federal Income Tax Consequences

  The grant of an option is not a taxable event for the optionee or the Company.

  Incentive Stock Options. An optionee will not recognize taxable income upon exercise of an ISO except that the alternative minimum tax may apply, and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise referred to as the "holding period requirement". The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

  For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the option is granted through a date within 30 days before the date of exercise of the option. In the case of an optionee who is disabled, the 30 day period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

  If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long-term or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code.

  Non-Qualified Options. Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise except that, if the optionee is subject to certain restrictions imposed by securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock, which generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised.

  An optionee who has transferred an NSO to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the NSO is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options may be included in the optionee's estate for estate tax purposes.

  Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1998 Shares Award Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

  Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under
Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income.

  Phantom Shares. A grantee who receives an award of Phantom Shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued to the grantee pursuant to the award, reduced by the amount, if any, paid for such shares. The Company will generally be allowed a business expense deduction for the amount of any taxable income recognized by the grantee at the time such income is recognized.

Approval of Proposal

  The affirmative vote of a majority of the voting rights of the shares of Class A common stock, Class B common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the 1998 Shares Award Plan, as amended. Each share of Class B common stock is entitled to three votes. Each share of Series C preferred stock is entitled to 46.24 votes.

  The Board of Directors Recommends that the Stockholders of XM Satellite Radio Holdings Inc. Vote "FOR" Proposal 2 to approve the amended XM Satellite Radio Holdings Inc. 1998 Shares Award Plan.

                            PROPOSAL TO APPROVE THE
   XM SATELLITE RADIO HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                                 (Proposal 3)

  The XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan currently authorizes the issuance of a total of 300,000 shares of Class A common stock pursuant to the plan. The Board of Directors approved an amendment to the plan at a meeting held on March 8, 2001 to increase the number of shares of Class A common stock that may be issued pursuant to the plan to 600,000 shares. At this meeting, the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval.

  The purpose of the Employee Stock Purchase Plan is to encourage employee participation in the ownership and economic progress of the Company. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations. Because the participation in the Employee Stock Purchase Plan is subject to the discretion of each eligible employee, the benefits or amounts that will be received by any participant or groups of participants if the amended plan is approved are not currently determinable. On the Record Date, there were approximately 8 executive officers and 278 employees of the Company who were eligible to participate in the Employee Stock Purchase Plan. As of March 30, 2001, the closing price of the Class A common stock was $6.9375 per share.

  The following is a summary description of the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, which was originally approved by the stockholders of the Company on September 27, 1999. This summary is qualified in its entirety by the detailed provisions of the Employee Stock Purchase Plan, a copy of which is attached as Exhibit C to this proxy statement.

Description of the Employee Stock Purchase Plan

  The Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of our Class A common stock. In the event there is any increase or decrease in Class A common stock without receipt of consideration by the Company (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Stock Purchase Plan.

  Administration. The Employee Stock Purchase Plan is administered by a Management Committee, which is overseen by the Compensation Committee. The Management Committee has the authority to interpret the Employee Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Stock Purchase Plan. All of the Management Committee's determinations will be final and binding.

  Eligibility. Any employee of the Company or any of its participating subsidiaries may participate in the Employee Stock Purchase Plan, except the following, who are ineligible to participate: (i) an employee whose customary employment is for five months or less in any calendar year; (ii) an employee whose customary employment is less than 20 hours per week; and (iii) an employee who, after exercising his or her rights to purchase stock under the Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. An employee must be employed on the last day of the option period in order to acquire stock under the Employee Stock Purchase Plan unless the employee has retired.

  Participation Election. An eligible employee may become a participant in the Employee Stock Purchase Plan by completing an election to participate in the Employee Stock Purchase Plan on a form provided by the Company and submitting that form to the Company at least 15 days prior to the next offering date. The form will authorize the Company to have deductions made from pay on each pay day following enrollment in the

Employee Stock Purchase Plan. The deductions or contributions will be credited to the employee's account under the Employee Stock Purchase Plan.

  An employee may not during any option period change his or her percentage of payroll deduction or contribution for that option period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Stock Purchase Plan (as described below). A participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next option period, by delivering to the Company a new form regarding election to participate in the Employee Stock Purchase Plan at least fifteen days prior to the start of the next option period. A participating employee may terminate payroll deductions or contributions at any time; provided, that, special rules regarding re-enrollment in the plan may apply if the employee is an officer of the Company.

  Purchase Price. The purchase price for each share (the "Purchase Price") will be set by the Management Committee. The Purchase Price for an option period may not be less than 85% of the fair market value of our Class A common stock on the first trading day of the option period or the day on which the shares are purchased (the "Exercise Date"), whichever is lower.

  Purchase Limit. No employee may purchase Class A common stock in any calendar year under the Employee Stock Purchase Plan having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the option period.

  Purchase of Class A common stock. On the Exercise Date, a participating employee will be credited with the number of whole shares of Class A common stock purchased under the Employee Stock Purchase Plan for such period. Class A common stock purchased under the Employee Stock Purchase Plan will be held in the custody of an agent designated by the Company. The agent may hold the Class A common stock purchased under the Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, at any time six months following his or her purchase of shares under the Employee Stock Purchase Plan, by written notice instruct the agent to have all or part of such shares reissued in the employee's own name and have the stock certificate delivered to the employee.

  If in any option period as of the Purchase Date the number of unsold shares that may be made available for purchase under the Employee Stock Purchase Plan pursuant is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately.

  Termination of Participation. A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Stock Purchase Plan will be terminated, if: (i) the employee ceases to be eligible to participate in the Employee Stock Purchase Plan, or (ii) the employee voluntarily leaves the employ of the Company or a participating subsidiary, other than by retirement prior to the Exercise Date. A participating employee's participation in the Employee Stock Purchase Plan will also terminate in the event that the Board of Directors elects to terminate the plan; provided, that, termination of the plan will not impair the vested rights of the participant.

  If a participating employee elects to terminate participation in the Employee Stock Purchase Plan or terminates participation because of his or her retirement, the employee can choose to either: (i) purchase Class A common stock on the Exercise Date with the amounts then accumulated in his or her account or (ii) have all monies in his or her account refunded.

  Transferability of Shares. No participating employee may assign his or her rights to purchase shares of Class A common stock under the Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Class A common stock under the Employee Stock Purchase Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

  Amendment of Plan. The Board of Directors may, at any time, amend the Employee Stock Purchase Plan in any respect; provided, however, that without approval of the shareholders of the Company, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the Employee Stock Purchase Plan, (ii) materially increasing the benefits accruing to participating employees, or (iii) changing the eligibility requirements for participating in the Employee Stock Purchase Plan.

  Termination of Plan. The Board of Directors may terminate the Employee Stock Purchase Plan at any time and for any reason or for no reason. In any event, the Employee Stock Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) December 31, 2009 and (ii) such time as all shares of Class A common stock that may be made available for purchase under the Employee Stock Purchase Plan have been issued.

  No Employment Rights. Neither the Employee Stock Purchase Plan nor any right to purchase Class A common stock under the Employee Stock Purchase Plan confers upon any employee any right to continued employment with the Company or a participating subsidiary.

Federal Income Tax Consequences

  The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Class A common stock (on the first day of an option period) or when the right to purchase Class A common stock is exercised (on the last day of the option period).

  If the participating employee holds the Class A common stock purchased under the Employee Stock Purchase Plan for at least two years after the first day of the option period in which the Class A common stock was acquired (the "Grant Date"), when the participating employee disposes of the Class A common stock, he or she will recognize as ordinary income an amount equal to the lesser of
(i) the excess of the fair market value of the Class A common stock on the date of disposition over the price paid for the Class A common stock or
(ii) 15% of the fair market value of the Class A common stock on the date of disposition over the price paid for the Class A common stock.

  If the participating employee disposes of the Class A common stock within two years after the Grant Date, he or she will recognize ordinary income equal to the lesser of the fair market value of the Class A common stock on the last day of the option period in which the Class A common stock was acquired less the amount paid for the Class A common stock or the excess of the fair market value on the date of sale over the amount paid for the Class A common stock. The ordinary income recognition pertains to any disposition of Class A common stock acquired under the Employee Stock Purchase Plan (such as by sale, exchange or gift).

  Upon disposition of the Class A common stock acquired under the Employee Stock Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Class A common stock may be added to the purchase price in determining any remaining capital gain or loss Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Class A common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

  If the participating employee satisfies the two-year holding period for Class A common stock purchased under the Employee Stock Purchase Plan, the Company will not receive any deduction for federal income tax purposes with respect to that Class A common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, the Company will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the Employee Stock Purchase Plan has no tax effect on the Company.

Approval of Proposal

  The affirmative vote of a majority of the voting rights of the shares of Class A common stock, Class B common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the Employee Stock Purchase Plan, as amended. Each share of Class B common stock is entitled to three votes. Each share of Series C preferred stock is entitled to 46.24 votes.

  The Board of Directors Recommends that the Stockholders of XM Satellite Radio Holdings Inc. Vote "FOR" Proposal 3 to approve the amended XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                           FOR THE 2001 FISCAL YEAR
                                 (Proposal 4)

  The Board of Directors has appointed the firm of KPMG LLP as the independent accountants for XM Satellite Radio Holdings Inc. for the fiscal year ending December 31, 2001.

  Stockholder ratification of Proposal 4 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 4 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 4, the Board of Directors will reconsider whether or not to retain KPMG LLP. Even if Proposal 4 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of XM Satellite Radio Holdings Inc. and its stockholders.

  Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the voting rights of the shares of Class A common stock, Class B common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the Proposal 4. Each share of Class B common stock is entitled to three votes. Each share of Series C preferred stock is entitled to 46.24 votes.

  The Board of Directors Recommends a Vote "FOR" Proposal 4.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Except as noted below, to the Company's knowledge, based solely upon a review of Section 16(a) reports furnished to the Company for fiscal 2000 or written representations that no other reports were required, the Company believes that all filing requirements under Section 16 for fiscal 2000 were complied with on a timely basis. Walter V. Purnell, Jr. filed a late Form 3 and Steven Gavenas filed a late Form 5.

             STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2002

  Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2002 annual meeting of stockholders must be received by the Company no later than December 20, 2001, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2002 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2002 annual meeting of stockholders, notice of such proposal must be received in writing by the Secretary of the Company between 60 and 90 days prior to the annual meeting, except that if less than 70 days' notice of the date of the annual meeting is given to stockholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. Failure to provide notice in this manner and within this time period means that such proposal will be considered untimely. Management will be entitled to vote proxies in its discretion with respect to any proposal that is presented at the 2002 annual meeting of stockholders but not included in the proxy statement.

                                 OTHER MATTERS

  The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                                          By Order of the Board of Directors

                                          /s/ Gary M. Parsons

                                          Gary M. Parsons
                                          Chairman of the Board of Directors

Dated: April 19, 2001

                                                                      EXHIBIT A

                       XM SATELLITE RADIO HOLDINGS INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    Charter

  The primary function of the Audit Committee of the Board of Directors of XM Satellite Radio Holdings Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal controls which management and the Board of Directors have established, and the audit process. The membership of the Audit Committee shall consist of at least three directors, at least two of whom shall be independent, non-employee members of the Board of Directors who shall serve at the designation of the Board. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

  In carrying out its responsibilities, the Audit Committee is expected to undertake the following activities:

  1. Provide an open avenue of communication between the independent accountants, the internal auditors*, and the Board of Directors.

  2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

  3. Review and concur in the appointment, replacement or dismissal of the internal audit team, and at the time when the Company has a Director of Internal Audit, review and concur in the appointment, replacement or dismissal of the Director of Internal Audit.

  4. Confirm and make appropriate inquiries with respect to the independence of the internal auditor and the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

  5. Inquire of management, the Director of Internal Audit, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

  6. Consider, in consultation with the independent accountants and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent accountants.

  7. Review with management, the internal auditors and the independent accountants, at least annually:
    A. The Company's financial statements and related footnotes.
    B. The independent accountants' audit of the financial statements and associated report.
    C. Any significant changes required in the independent accountants' audit plan.
    D. Any serious disputes or issues with management encountered during the course of the audit.
    E. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.
    F. The independent accountants' assessment of financial statement materiality.
    G. The Company's filings with the Securities and Exchange Commission.
    H. Legal and regulatory matters that may have a material impact on the financial statements and/or the Company.
    I. The Company's policies regarding corporate ethics, financial controls and legal compliance.

  8. Consider and review with management and the Director of Internal Audit:
    A. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
    B. Any changes required in the planned scope of their audit plan.
    C. The internal audit department charter, budget and staffing.
    D. Internal audit's compliance with the IIA's "Standards for the Professional Practice of Internal Auditing" (Standards).

  9. Review with management and, as requested, the independent accountants, the interim financial statements before they are filed with the SEC or other regulators.

  10. Meet with the independent accountants, the Director of Internal Audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

  11. Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  12. The Audit Committee shall have the power of conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  13. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

  The duties and responsibilities of a member of the Audit Committee are in addition to those duties established for a member of the Board of Directors.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's code of conduct.

* As used throughout this document, "internal auditors" are deemed to be those individuals undertaking the role of internal audit, whether employees of the Company, the Chief Financial Officer or external consultants.

                                                                       EXHIBIT B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                        XM SATELLITE RADIO HOLDINGS INC.

                             1998 SHARES AWARD PLAN
                                  (AS AMENDED)

                         Effective as of June 16, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       XM Satellite Radio Holdings Inc.
                            1998 Shares Award Plan
                                 (as amended)

                                 INTRODUCTION

  XM Satellite Radio Holdings Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "XM 1998 Shares Award Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock Awards, Stock Appreciation Rights, Restricted Stock Awards and Other Stock-Based Awards. Subject to the terms of the Plan, the Plan shall become effective on June 16, 1998.

  The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                  DEFINITIONS

  For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

    (a) "Affiliate" shall mean (i) any parent, including Motient Corporation and any other entity which owns directly or indirectly at least 50% of the total combined voting power of all classes of stock of the Corporation and
  (ii) any entity in which the Corporation directly or indirectly owns at least 50% of the total combined voting power of all classes of stock.

    (b) "Award" shall mean any award to a participant of an Option, Stock Appreciation Right, Phantom Share, Restricted Stock or any other stock-based award under the Plan.

    (c) "Award Agreement" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which an Award is granted.

    (d) "Board of Directors" shall mean the Board of Directors of the Corporation.

    (e) "Change of Control" shall have the meaning set forth in Section 11(d) hereof.

    (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

    (g) "Committee" shall mean the Board of Directors of the Corporation or any committee of two or more Non-Employee Directors (as defined under Rule 16b promulgated under the Exchange Act) designated by the Board of Directors to serve as the Committee.

    (h) "Consultant" shall mean an individual or entity who is in a consulting relationship with the Corporation or any parent or subsidiary of the Corporation.

    (i) "Corporation" shall mean XM Satellite Radio Holdings Inc., a Delaware corporation.

    (j) "Employee" shall mean a common-law employee of the Corporation or of any Affiliate.

    (k) "Equivalent Award" shall mean, in connection with a Change of Control, a continuation of the Award by the Corporation to a Participant, an agreement by the person(s) acquiring the Corporation that to honor or assume the Award following the Change of Control, or the substitution of a new Award with an inherent value equivalent to that of the original Award and on terms at least as beneficial to the Participant as those contained in the Participant's original Award Agreement.

    (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    (m) "Fair Market Value" of the Corporation's Common Shares on a Trading Day shall mean the last reported sale price for Common Shares or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Shares for such Trading Day, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the closing sale price of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Shares, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not listed on NASDAQ or a comparable system, the average of the bid and asked prices of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc., who make a market in the Common Shares selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Shares are listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Shares was effected on such exchange on such business day, or, if the Common Shares are not listed on any national securities exchange but are traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "broker-dealer" quoted both a bid and asked price for the Common Shares (if a broker-dealer quoted only a bid or only an asked price for such day, such day will not be a Trading Day). In the event the Corporation's Common Shares are not publicly traded, the Fair Market Value of such Common Shares shall be determined by the Committee in good faith and in its sole discretion.

    (n) "Good Cause" shall mean, with respect to any Participant, the meaning of such term as set forth in the employment agreement between the Corporation (or any Affiliate) and the Participant or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or any Affiliate, (ii) neglect of his or her duties for the Corporation or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Corporation or of any Affiliate, (iv) conviction of a felony, (v) a direct or indirect material breach of the terms of any agreement with the Corporation or any Affiliate or (vi) acting in a manner or making any statements which the Committee reasonably determines to have a material adverse effect on the reputation, operations, prospects or business relations of the Company or its Affiliates.

    (o) "Incentive Stock Option" shall mean a right to purchase Shares from the Corporation that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (p) "Non-Employee Director" shall mean a member of the Board of Directors who is not a full-time employee of the Corporation.

    (q) "Non-Qualified Stock Option" shall mean a shares option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

    (r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (s) "Optionee" shall mean a Participant who is granted an Option under the terms of the Plan.

    (t) "Other Stock-Based Award" shall mean any right granted under Section 9 of the Plan.

    (u) "Participant" shall mean any Employee, Consultant or Non-Employee Director participating under the Plan.

    (v) "Phantom Share" shall mean a hypothetical Share which is cancelled by the delivery of an actual Share or, in the discretion of the Corporation, by the payment of cash (or a combination of cash and Shares) in an amount equal to the Fair Market Value of a Share on the date of surrender.

    (w) "Plan" shall mean this XM 1998 Shares Award Plan as the same shall be amended, revised or terminated from time to time.

    (x) "Restoration Option" shall mean an Option granted under Section 5(f).

    (y) "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

    (z) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    (aa) "Share" shall mean a share of the Class A common stock, par value $.01 per share, of the Corporation, or such other securities of the Corporation as may be designated by the Committee from time to time.

    (bb) "Stock Appreciation Right" shall mean any right granted under
  Section 6 of the Plan.

                                   SECTION 1

                                ADMINISTRATION

  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

                                   SECTION 2

                               SHARES AVAILABLE

  Subject to the adjustments provided in Section 7 of the Plan, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 5,000,000 shares. The Shares underlying Awards shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited without the delivery of Shares. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares, issued Shares held in the Corporation's treasury or Shares acquired on the open market. The maximum number of Shares with respect to which Awards may be granted under the Plan to any individual in any calendar year shall be equal to 267,570 Shares.

                                   SECTION 3

                                  ELIGIBILITY

  All (i) Employees who are regularly employed, (ii) Consultants and (iii) Non-Employee Directors shall be eligible to participate in the Plan.

                                   SECTION 4

                            AUTHORITY OF COMMITTEE

  The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with applicable law, and shall otherwise have the sole and exclusive authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. Subject to the provisions of Section 12 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all persons. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine, without limitation, the persons to whom Awards shall be granted, the times when Awards shall be granted, the number of Shares subject to any Awards, the terms of Awards, any other restrictions, including any vesting requirements, and the other provisions thereof (which need not be identical with respect to each Award). In addition, the authority of the Committee shall include, without limitation, the following with respect to an Award of an Option:

    (a) Financing. The arrangement of temporary financing for a Participant by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting a Participant in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

    (b) Procedures for Exercise of Option. The establishment of procedures for a Participant (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of Shares to be acquired, (B) to exercise all or a portion of an Option by delivering that number of Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Participant to deliver the Shares thus acquired by him or her in payment of Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that a Participant can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of "cashless" exercise.

    (c) Withholding. The establishment of a procedure whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Award or for the tender of Shares owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

                                   SECTION 5

                                 SHARE OPTIONS

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the discretion and authority to grant Incentive Stock Options (but only to Employees who meet the requirements of Section 422(a)(2) of the Code), Non-Qualified Stock Options, and any combination thereof (provided that Incentive Stock Options shall be granted only to Employees who meet the requirements of Section 422(a)(2) of the Code). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

  (b) Exercise Price. Subject to the requirement set forth in Section 5(a) with respect to Incentive Stock Options, the Committee in its sole discretion shall establish the exercise price at the time each option is granted. The exercise price shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

  (c) Term. Subject to the provisions of the Plan, the term of any Option granted hereunder shall be not more than 10 years from the date of grant.

  (d) Exercisability. Except as provided in Section 5(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant until he or she has fully repaid any and all loans made to him or her by the Corporation (or by any parent or subsidiary of the Corporation); provided, however, that a repayment (whether in the form of cash or Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise.

  (e) Payment of Exercise Price. The price per share of Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections 4(a) or (b) hereof, as determined by the Participant and approved by the Committee. Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option.

  (f) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder, or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Corporation of Shares otherwise deliverable upon exercise of the Option, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value as of the date of grant of such Restoration Option and such other terms and conditions as the Committee in its sole discretion shall determine.

                                   SECTION 6

                           STOCK APPRECIATION RIGHTS

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have a grant price as determined by the Committee on the date of grant.

  (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

  (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                   SECTION 7

                               RESTRICTED STOCK

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, if any, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, and the other terms and conditions of such Awards.

  (b) Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Corporation shall deliver such certificates to the Participant or the Participant's legal representative.

  (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

                                   SECTION 8

                                PHANTOM SHARES

  (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Phantom Shares shall be granted, the number of Phantom Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Phantom Shares may be forfeited to the Corporation and the other terms and conditions of such Awards.

  (b) Surrender. Each Award Agreement with respect to a Phantom Stock Unit shall specify the date on which the Phantom Stock Unit shall be surrendered, and thereby cancelled by delivery of a Share with respect thereto, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

  (c) Dividends and Distributions. Payments may be made to Participants who have been awarded Phantom Shares in an amount equal to dividends and other distributions paid on or in respect of an equivalent number of

Shares. Such payments may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

                                   SECTION 9

                           OTHER STOCK-BASED AWARDS

  The Committee shall have the discretion and authority to grant to eligible persons an "Other Stock-Based Award," which shall consist of any right that is
(i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities or rights convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

                                  SECTION 10

                            TERMINATION OF SERVICES

  The following provisions shall apply in the event that the Participant ceases to provide services to the Corporation or any Affiliate, either as an Employee, a Consultant or a Non-Employee Director, unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

  (a) Non-Qualified Stock Options and Stock Appreciation Rights.

    (i) Upon Termination of Services as Employee or Consultant. The Participant's right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, as set forth in the Award Agreement. The exercise periods and rights to acceleration, if any, in the event of termination of employment, including for Good Cause, or upon death, total and permanent disability or retirement, or as a result of a change of control or otherwise shall be as set forth in the Award Agreement as determined by the Committee in its sole discretion.

    (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

  (b) Incentive Stock Options.

    (i) Except as otherwise determined by the Committee at the time of grant, if the Participant's employment with the Corporation terminates for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Non-Qualified Stock Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 10(a) of the Plan, provided that in the event that employment terminates because of death or the Participant dies in such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder. Notwithstanding the forgoing, if a Participant's employment is terminated by the Corporation or by any Affiliate for Good Cause or as otherwise set forth in the Award Agreement, then the Participant shall immediately forfeit his or her rights to exercise any and all of outstanding Options or Stock Appreciation Rights theretofore granted to him or her.

    (ii) For purposes of determining whether a Participant's employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

  (c) Restricted Stock. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Corporation at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant's retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

  (d) Phantom Shares and Other Stock-Based Awards. Upon termination of a Participant's employment or consulting relationship with the Corporation for any reason, the Participant who has been granted Phantom Shares or Other Stock-Based Awards under the Plan shall surrender such Awards, and such Awards shall either be cancelled or shall be paid as determined by the Committee at the time of grant and as set forth in the relevant Award Agreement.

                                  SECTION 11

                        ADJUSTMENT OF SHARES; MERGER OR
                    CONSOLIDATION, ETC. OF THE CORPORATION

  (a) Recapitalization, Etc. In the event there is any change in the common shares of the Corporation by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the corporation or any distribution to common stockholders other than ordinary cash dividends, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged, or to which each such Share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

  (b) Merger or Consolidation of Corporation. Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Awards granted hereunder or (2) the substitution of new awards for Awards granted hereunder, or for the assumption of such Awards by the surviving corporation or (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation, the holder of any such Award theretofore granted and still outstanding (and not otherwise expired) who satisfies such other requirements, if any, that may be required by the Committee and set forth in the related Award Agreement, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation to exercise such Awards in whole or in part without regard to any installment provision regarding exercisability that may have been made part of the terms and conditions of such Awards. The Corporation, to the extent practicable, shall give advance notice to affected Participants of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation. All such Awards which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation.

  (c) Change of Control of the Corporation. Notwithstanding the foregoing, if a Change of Control occurs during the period commencing on the date of grant of an Award and terminating on the date of expiration of the Award, the Participant shall be entitled to receive an Equivalent Award. If, despite the best efforts of the

Corporation, the Participant cannot receive an Equivalent Award in connection with such Change in Control, (i) the Participant shall be entitled to receive immediately prior to such Change in Control, in exchange for his or her Award, cash in an amount equal to the excess of the highest price paid for a Share in connection with the Change of Control over the exercise price per Share under the Award, multiplied by the total number of Shares subject to the Award, including all Shares with respect to which the Award has not yet become exercisable under the provisions of the Plan but excluding any Shares with respect to which the Award has previously been exercised or (ii) if the Participant is an insider who would be subject to suit under Section 16(b) of the Exchange Act if the Participant were to receive the cash payment described above, the Award may be exercised by the Participant in full beginning on the date two weeks before such Change of Control. If the Participant receives an Equivalent Award in connection with a Change of Control, and the Optionee's employment with the Corporation or an Affiliate is terminated within one year following the Change of Control by reason of involuntary termination, the Equivalent Award may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, shall determine.

  (d) Definition of Change of Control of the Corporation. A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation's shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. Notwithstanding anything herein to the contrary, in no event shall (A) an initial public offering of the Corporation, (B) any change in the percentage ownership of the Corporation by Motient Corporation or its affiliates, or (C) a private placement of less than $150,000,000 be deemed to constitute a Change of Control hereunder.

                                  SECTION 12

                           MISCELLANEOUS PROVISIONS

  (a) Administrative Procedures. The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

  (b) Investment Representation. With respect to Shares received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

  (c) Withholding Taxes. The Corporation shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of Shares having a value equivalent to such cash amount, or by use of any available procedure as described under
Section 4(c) hereof.

  (d) Compliance with Applicable Law and Regulations. The adoption of the Plan and the grant and exercise of the Awards thereunder shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for the purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

  (e) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any Award or to any employee receiving an Award.

  (f) Funding of Plan. The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

  (g) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

  (h) Plurals. Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

  (i) Headings. The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

  (j) Severability. In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

  (k) Liability and Indemnification. (i) Neither the Corporation nor any Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

  (ii) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, the Plan, the Corporation, each Affiliate and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

  (l) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

  (m) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

  (n) Nonguarantee of Employment or Consulting Relationship. Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate) and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a consulting relationship with) the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause.

  (o) Notices. Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at c/o General Counsel, 1250 23rd Street, N.W., Suite 57, Washington, D.C. 20037. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

  (p) Written Agreements. Each Award shall be evidenced by a signed Award Agreement between the Corporation and the Participant containing the terms and conditions of the Award.

                                  SECTION 13

                       AMENDMENT OR TERMINATION OF PLAN

  The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time except that no amendment, suspension or termination of the Plan shall alter or impair any Award previously granted under the Plan without the consent of the holder thereof. Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal to the Fair Market Value of such cancelled Award.

                                  SECTION 14

                                 TERM OF PLAN

  The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

                                  SECTION 15

                                EFFECTIVE DATE

  The Plan shall become effective as of June 16, 1998, the date as of which it was approved by the Board of Directors.

                                   * * * * *

  The Plan was duly adopted and approved by the Board on June 16, 1998, and was duly adopted and approved by the stockholders of the Corporation on June 16, 1998. The Board duly adopted certain amendments to the Plan on February 3, 1999 and June 6, 1999. The Board duly adopted certain amendments to the Plan on July 8, 1999, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on

July 8, 1999. The Board duly adopted certain amendments to the Plan on March 9, 2000, including an amendment increase the number of authorized Shares under the plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on May 31, 2000.

                                          _____________________________________
                                                   Joseph M. Titlebaum
                                            XM Satellite Radio Holdings Inc.
                                                 Senior Vice President,
                                              General Counsel and Secretary

                                                                      Exhibit C

                       XM SATELLITE RADIO HOLDINGS INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                         PURPOSE AND SCOPE OF THE PLAN

1.1 Purpose

  The XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2 Definitions

  Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

  "XM Benefits Administration" shall mean the Corporation's Human Resources
Group.

  "Board" shall mean the Board of Directors of the Corporation.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Committee" shall mean a committee of officers or employees of the Corporation and/or one or more of its Subsidiaries appointed by the Board, which Committee shall administer the Plan as provided in Section 1.3 hereof.

  "Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Corporation.

  "Compensation" shall mean the base salary, bonuses, overtime, and commissions paid to an Employee by the Corporation or a Subsidiary in accordance with established payroll procedures.

  "Corporation" shall mean XM Satellite Radio Holdings Inc.

  "Covered Officer" shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

  "Eligible Employee" shall mean an Employee who (i) is scheduled to work at least 20 hours per week and (ii) whose customary employment is more than five
(5) months in a calendar year.

  "Employee" shall mean any employee of the Corporation or a Subsidiary.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Exercise Date" shall mean the date as determined by the Committee.

  "Fair Market Value" of a share of Common Stock shall mean (i) with respect to the Initial Offering Date, the price at which a share of Common Stock is sold to the public in the Initial Public Offering, or (ii) in all other cases, the amount equal to the average of the closing bid and asked for prices of a Share on the applicable date as reported by the consolidated tape of the National Association of Securities Dealers Automated Quotation (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted on the applicable date), or, if no Share transactions are reported on such tape (or such other system) on the applicable date, the average of the closing bid and asked for prices of a Share on the immediately preceding date on which Share transactions were so reported, or as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

  "Initial Offering" shall mean the first Option Period under the Plan, which shall begin on the Initial Offering Date and shall end on December 31, 1999.

  "Initial Offering Date" shall mean October 4, 1999.

  "Offering Date" shall mean such date as shall be determined by the Committee in accordance with the terms of the Plan.

  "Option Period" shall mean (i) in the case of the Initial Offering, the period beginning on the Initial Offering Date and ending on December 31, 1999, or (ii) in all other cases, the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

  "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

  "Participant" shall mean any Eligible Employee who elects to participate.

  "Plan" shall mean this XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

  "Plan Account" shall mean an account established and maintained by the Corporation in the name of each Participant.

  "Plan Year" shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

  "Stock Purchase Agreement" shall mean the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan.

  "Subsidiary" shall mean any company in which the Corporation owns, directly or indirectly, shares possessing 50% of the total combined voting power of all classes of stock.

1.3 Administration of Plan

  The Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan, provided that, except with respect to the Initial Offering, the Committee also is authorized to change the Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the Exercise Date following which such changes will take effect. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

1.4 Effective Date of Plan

  The plan shall become effective on October 4, 1999, which shall be the Initial Offering Date, provided that the Plan is approved by the stockholders of the Corporation within 12 months before or after the date the Plan is adopted by the Board.

1.5 Termination of Plan

  The Plan shall continue in effect through December 31, 2009 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board which shall have the right to terminate the Plan at any time. Upon any such termination, the balance of any payroll deductions in each Participant's Plan Account shall be refunded and, except as provided in Article VI, a certificate or certificates for any shares of Common Stock in each Participant's Plan Account shall be distributed to the Participant.

                                  ARTICLE II

                                 PARTICIPATION

2.1 Eligibility

  Except in the case of the Initial Offering, each person who is an Eligible Employee on an Offering Date may become a Participant by executing and filing a Stock Purchase Agreement at least 15 days prior to said Offering Date. In the case of the Initial Offering, each person who is an Eligible Employee on the Initial Offering Date may become a Participant by executing and filing a Stock Purchase Agreement on or before the date determined by the Committee in accordance with applicable law. An Employee may not participate in the Plan if immediately after the applicable Offering Date or, in the case of the Initial Offering, the Initial Offering Date, the Employee would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. Notwithstanding the foregoing, the eligibility of any Participant who is a Covered Officer is further limited to the extent provided in Article VI.

2.2 Payroll Deductions

  Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Payroll deductions (a) shall be equal to at least 1% of Compensation and (b) must equal at least five dollars ($5.00) per pay period and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of section
3.3 hereof. A Participant may not increase or decrease the deduction during an Option Period. A Participant may, however, change the percentage deduction for any subsequent Option Period by filing another Stock Purchase Agreement at least 15 days prior to the Offering Date on which such subsequent Option Period commences. Amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to the Participant's Plan Account.

                                  ARTICLE III

                              PURCHASE OF SHARES

3.1 Option Price

  The Option Price of each share of the Common Stock shall be determined by the Committee; provided, however, that the Option Price per share of the Common Stock sold to Participants hereunder shall be no less than 85% of the Fair Market Value of such share on (i) in the case of the Initial Offering, either the Initial Offering Date or the Exercise Date of the Option Period, whichever is lower, or (ii) in all other cases, either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2 Purchase of Shares

  On each Exercise Date, the amount in a Participant's Plan Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such Plan Account shall be carried forward to the next succeeding Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 5.1 hereof.

3.3 Limitations on Purchase

  The Fair Market Value (determined on the Offering Date or the Initial Offering Date, as the case may be) of the number of shares of Common Stock that may be purchased under the Plan by a Participant in any calendar year shall not exceed $25,000.

3.4 Transferability of Rights

  Rights to purchase shares of Common Stock hereunder shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the Participant's lifetime only by the Participant.

                                  ARTICLE IV

                              PROVISIONS RELATING
                                TO COMMON STOCK

4.1 Common Stock Reserved

  There shall be 300,000 authorized and unissued shares of Common Stock, reissued treasury shares of Common Stock, or shares of Common Stock otherwise acquired by the Corporation, reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2 Adjustment for Changes in Common Stock

  In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3 Insufficient Shares

  If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4 Confirmation

  Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation. Except as provided in Article VI, Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder by requesting same in writing.

4.5 Rights as Shareholders

  The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such shares.

                                   ARTICLE V

                         TERMINATION OF PARTICIPATION

5.1 Voluntary Withdrawal

  A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Plan Account shall be refunded to him or her, unless the Participant elects in such notice of withdrawal to have such amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on said Exercise Date, and have any remaining balance refunded. Except as provided in Article VI with respect to Covered Officers, any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 Termination of Eligibility

  If a Participant retires, he or she may elect to (i) withdraw the entire amount, if any, in his or her Plan Account, or (ii) have the amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded.

  If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount in such Participant's Plan Account will be refunded and, except as provided in Article VI, the number of unissued shares in such Participant's Plan Account will be distributed to the Participant or his or her designated beneficiary or estate.

                                  ARTICLE VI

        SPECIAL RULES FOR COVERED OFFICERS AND CERTAIN RELATED MATTERS

6.1 Withdrawal From Plan

  Unless permitted by the Committee, if a Participant who is a Covered Officer withdraws from the Plan (i.e., ceases participation), he or she will not again be eligible to participate in the Plan until the expiration of six months from the effective date of the notice of withdrawal. In the event of such withdrawal, the entire amount, if any, in the Participant's Plan Account shall be refunded to him or her, unless the Participant elects in the notice of withdrawal to purchase shares of Common Stock at the end of the Option Period and have the balance, if any, in the Participant's Plan Account refunded (in such case, the effective date of the notice of withdrawal will be the Exercise
Date).

6.2 Obtaining Certificates for Common Stock

  Unless otherwise permitted by the Committee, a Participant shall not be permitted to receive a certificate or certificates representing shares of Common Stock held in his or her Plan Account until the expiration of six months from the Exercise Date on which the shares are purchased. If a Participant withdraws from the Plan (i.e., ceases participation) or the Plan terminates, and the Participant has shares of Common Stock in his or her Plan Account that have not been held for such six-month period, no certificates for the shares will be issued to the Participant until the end of that six-month period unless the Committee so permits. Unless permitted by the Committee, if a Participant who is a Covered Officer wishes to receive a certificate or certificates representing shares of Common Stock that have been held in his or her Plan Account for at least six months, the Participant also must withdraw from the Plan (i.e., cease participation) as of the date the certificate or certificates are issued and will not again be eligible to participate in the Plan until the expiration of six months from that date.

6.3 Qualification under Code Section 423

  Should any provision of this Article VI cause the Plan not to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, then such provision shall not be a requirement under the Plan. In that event, such provision shall instead be a guideline that each Participant who is a Covered Officer is urged to follow in order to avoid possible liability to the Corporation pursuant to Section 16(b) of the Exchange Act with respect to transactions under the Plan.

                                  ARTICLE VII

                              GENERAL PROVISIONS

7.1 Broad Based, Nondiscriminatory Plan

  The Plan shall at all times be a broad based, nondiscriminatory plan within the meaning of Rule 16b-3(d)(2)(i)(A) under the Exchange Act.

7.2 Notices

  Any notice that a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and, except with respect to a notice of withdrawal that is intended to take effect after the purchase of shares of Common Stock at the end of the Option Period (see Section 5.1 above), shall be effective when received by XM Benefits Administration.

7.3 Condition of Employment

  Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Subsidiary to terminate an Employee.

7.4 Amendment of the Plan

  The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants, or modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder.

7.5 Application of Funds

  All funds received by the Corporation by reason of purchase of Common Stock hereunder may be used for any corporate purpose.

7.6 Legal Restrictions

  The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

7.7 Governing Law

  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

                                   * * * * *

  The Plan was duly adopted and approved by the Board on September 9, 1999, and was duly adopted and approved by the stockholders of the Corporation on September 27, 1999.

                                          _____________________________________
                                                   Joseph M. Titlebaum
                                            XM Satellite Radio Holdings Inc.
                                                 Senior Vice President,
                                              General Counsel and Secretary

                                     PROXY

                       XM SATELLITE RADIO HOLDINGS INC.

                          1500 Eckington Place, N.E.
                            Washington, D.C. 20002

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Joseph Titlebaum and Heinz Stubblefield, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of XM Satellite Radio Holdings Inc. held of record by the undersigned on March 30, 2001 at the Annual Meeting of Stockholders to be held on May 24, 2001 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


SEE REVERSE                CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
     SIDE                                                                          SIDE

[X]      Please mark
         votes as in
         this example

1. Election of Directors, Nominees:

   (01) Gary M. Parsons, (02) Hugh Panero, (03) Nathaniel A. Davis, (04) Thomas
   J. Donohue, (05) Randall T. Mays, (06) Randy S. Segal, (07) Jack Shaw, (08) Rajendra Singh, (09) Ronald L. Zarrella, (10) Pierce J. Roberts, Jr.

               FOR                                   WITHHELD
               ALL                                   FROM ALL
             NOMINEES   [ ]                         NOMINEES        [ ]

[ ]
   ------------------------------------------------------------------
For all nominees except those nominees whose number is noted above


2. Approve the amended XM Satellite Radio                                 FOR          AGAINST      ABSTAIN
   Holdings Inc. 1998 Shares Award Plan.                                  [ ]            [ ]          [ ]

3. Approve the amended XM Satellite Radio                                 FOR          AGAINST      ABSTAIN
   Holdings Inc. Employee Stock Purchase Plan.                            [ ]            [ ]          [ ]

4. Ratify the appointment of KPMG LLP as                                  FOR           AGAINST      ABSTAIN
   independent auditors.                                                  [ ]            [ ]          [ ]

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                  Date:
          ------------------------------         -------------------------------

Signature:                                  Date:
          ------------------------------         -------------------------------